Exhibit 99.1

The Howard Hughes Corporation® Reports Third Quarter 2021 Results
Strong third quarter performance demonstrates ongoing momentum across HHC’s core segments followed by the post-quarter acquisition of Douglas Ranch and $250 million share buyback program

HOUSTON, November 4, 2021 – The Howard Hughes Corporation® (NYSE: HHC) (the “Company,” “HHC” or “we”) announced today operating results for the third quarter ended September 30, 2021. The financial statements, exhibits and reconciliations of non-GAAP measures in the attached Appendix and the Supplemental Information at Exhibit 99.2 provide further detail of these results.

Third Quarter 2021 Highlights Included:

–Reported third quarter net income of $4.1 million, or $0.07 per diluted share.
–Total Operating Assets net operating income (NOI), including contribution from equity investments, totaled $60.6 million in the quarter, a 9.8% sequential increase, and was $62.9 million including the activity from HHC’s hotels that were sold in September. These positive results were driven by continued improvement in retail, robust lease-up activity at our latest multi-family developments and continued strong performance in office and the Las Vegas Ballpark®.
–MPC EBT totaled $54.1 million in the quarter largely driven by superpad sales at Summerlin®, coupled with strong activity at The Summit.
–Condominium market at Ward Village® continued to excel as evidenced by the 316 condominium units contracted to sell during the quarter, with 61 units contracted at our under construction towers and 255 units contracted following the pre-sales launch of The Park Ward Village which was 64% presold as of October 29, 2021.
–Completed the sale of HHC’s hospitality assets for $252.0 million, generating $119.7 million of net proceeds after debt repayment.
–Acquired Douglas Ranch in October 2021—a fully entitled, “shovel-ready” MPC in Phoenix’s West Valley spanning 37,000 acres.
–Following the end of the third quarter, HHC’s Board of Directors approved a $250 million share buyback program.

“Our strong third quarter results across all of our business segments demonstrate HHC’s continued momentum and the robust demand we are experiencing across our acclaimed portfolio of mixed-use communities. We saw healthy land sales in our master planned communities (MPCs), continued growth in our Operating Assets NOI, and impressive sales activity for our condos at Ward Village—which was the driving force behind the pre-sales launch of our next tower, The Park Ward Village. We could not be more pleased with these exemplary results,” commented David R. O’Reilly, Chief Executive Officer of The Howard Hughes Corporation.

“Outside of our core operating segments, we were able to successfully sell our three hotels based in The Woodlands® for $252 million, generating $120 million of net proceeds as we continue to execute on our strategic plan of streamlining our business and focusing on our core competencies. Additionally, we executed several financing deals including construction loans for our two projects under construction in Summerlin, replaced our existing MPC credit facility with a new loan to support horizontal development in Bridgeland®, and subsequent to the end of the third quarter, closed on a $250 million loan for our 1201 Lake Robbins office tower in The Woodlands.

“On October 19, 2021, we announced our transformative acquisition of Douglas Ranch—a 37,000-acre fully-entitled, “shovel-ready” MPC located in Phoenix’s West Valley. This $600 million transaction is a strategic use of capital which effectively redeployed the net proceeds from non-core asset sales into a new core MPC leveraging HHC’s recognized expertise. Douglas Ranch is poised for growth with in-place entitlements for 100,000 homes and 55 million square feet of commercial development. This transaction will have an immediate positive impact on Howard Hughes, with land sales expected to commence at Trillium, Douglas Ranch’s first village, in the first half of 2022.

“We continue to seek out the most advantageous ways to deploy our capital. With that, we are pleased to announce our Board-approved share buyback program of $250 million. We believe HHC’s stock price is undervalued and initiating this buyback program will allow us to purchase shares at a discount relative to HHC’s true inherent value. This program will deliver meaningful near-term value and rewards our shareholders for the progress we have made so far.”

Third Quarter 2021 Highlights

Total Company
–Net income decreased to $4.1 million, or $0.07 per diluted share, in the quarter, compared to a net income of $139.7 million, or $2.51 per diluted share, in the prior-year period due to the recognition of a $267.5 million gain on the deconsolidation for 110 North Wacker in the third quarter of 2020 that did not reoccur during the current period.
–Our strong financial performance included Operating Asset NOI of $62.9 million including the contribution from our hotels, a $24.7 million improvement; MPC EBT of $54.1 million, a $17.5 million increase; and contracts to sell 316 condominiums, of which 61 were contracted at our three towers that were under construction during the quarter, a 154.2% increase, all compared to the prior-year period.
–Maintained a strong balance sheet with over $1.0 billion of cash, enabling us to acquire Douglas Ranch for cash in October 2021, and further extended our debt maturities attributed to HHC’s recent financing activity.

Operating Assets
–Total Operating Assets NOI, including contribution from equity investments, totaled $60.6 million in the quarter, a 9.8% increase compared to $55.2 million in the prior quarter, and a 61.1% increase compared to $37.6 million in the prior-year period. Including the activity from our hotel assets, HHC’s Operating Assets generated $62.9 million of NOI during the third quarter.
–Retail NOI increased 9.0% sequentially to $16.1 million due to improving rent collections of 83.3% and continued recovery as business rebounds from the COVID-19 pandemic.
–The Las Vegas Ballpark generated $5.4 million of NOI as the Las Vegas Aviators® were able to host the remainder of their games at full capacity during the quarter. This compares to a $0.8 million loss in the prior-year period when the impacts of COVID-19 resulted in the cancellation of the entire Minor League Baseball season.
–Multi-family NOI increased 24.3% to $9.2 million compared to the prior quarter due to accelerated lease-up in our latest developments, including The Lane at Waterway and Juniper Apartments, which both opened in 2020 and are already stabilized at 99% and 96% leased, respectively.
–Office NOI increased 5.8% sequentially to $27.8 million supported by continued growth with the improving "return to office" environment.
–During the quarter we closed on the sale of our three hotels based in The Woodlands for $252.0 million, generating $119.7 million of net proceeds after debt repayment. During the third quarter, these assets generated $2.3 million of NOI.

MPC
–MPC EBT totaled $54.1 million in the quarter, a 22% decrease compared to $69.8 million in the prior quarter, and a 47.8% increase compared to $36.6 million in the prior-year period.
–The decrease in EBT from the prior quarter is primarily attributed to non-recurring, one-time costs including the early extinguishment of debt upon the retirement of The Woodlands and Bridgeland credit facility that was subsequently refinanced.
–The increase in EBT from the prior-year period reflects our strong quarterly performance which was driven primarily by the strength of superpad sales in Summerlin and the continuation of positive results at The Summit.
–The price per acre of residential land across all our communities increased 11.6% year-to-date to $604 thousand per acre compared to $541 thousand per acre in the prior-year period.
–New home sales, a leading indicator of future land sales, continued to move higher, selling 2,163 year-to-date, a 6.1% increase compared to the prior-year period.

Strategic Developments
–We continued to experience strong condominium sales at Ward Village, evidenced by the 316 condominium units we contracted to sell during the quarter. Of these contracted units, 61 were at our three under construction towers during the quarter, an increase of 154.2% compared to the prior-year period.
–Our recent three towers—‘A’ali’i®, Kō'ula®, and Victoria Place—were 90.1% presold as of quarter end.

–Victoria Place, which began construction in February 2021, accounted for 16 of the units contracted during the quarter and was 98.0% pre-sold as of quarter end.
–In July, we launched pre-sales for our eighth tower, The Park Ward Village, and contracted 255 units during the third quarter. As of October 29, 2021, The Park Ward Village was already 64% pre-sold.
–Subsequent to quarter end, we completed construction at ‘A‘ali‘i and began welcoming residents in October 2021. We will recognize the proceeds from the units under contract during the fourth quarter of 2021. As of November 2, 2021, we closed on 495 units, totaling $332.1 million in net revenue.

Seaport
–The Seaport reported a $3.6 million loss in NOI in the quarter, a 19.4% improvement compared to the prior quarter, and improved 42.6% compared to a $6.2 million loss in the prior-year period.
–We launched the 2021 summer concert series on The Rooftop at Pier 17® and hosted 30 concerts, including The Fugees World Tour, selling 90% of available ticket inventory.
–The Pier 17 rooftop also hosted the second summer season of The Greens in addition to holding several other major events, including ESPN’s The ESPYS in July, welcoming over 100,000 guests, including the summer concert series, throughout the quarter.
–Restaurant activity throughout the Seaport continues to increase as a result of less-stringent mandates and marginal improvements in the labor constraints which resulted in our managed businesses segment recording a slight quarterly profit.
–Construction at the Tin Building remains on track to be substantially complete by the end of 2021 and is expected to have its grand opening in Spring 2022.
–We continued to advance our plans for the potential development at 250 Water Street, which presents a unique opportunity to transform this development site at the Seaport into a vibrant, mixed-use asset.

Financing Activity
–Closed on a $59.5 million construction loan for the development of Summerlin’s latest multi-family project, Tanager Echo and a $75.0 million construction loan for the development of Summerlin’s latest office project, 1700 Pavilion.
–Refinanced The Woodlands and Bridgeland Credit Facility into a new $275.0 million financing secured by Bridgeland’s MUD receivables and land.
–Subsequent to quarter end, we closed on a $250.0 million loan for 1201 Lake Robbins and repaid the $229.6 million ‘A’ali’i construction loan balance outstanding as of September 30, 2021, with proceeds from the closing of those units. Additionally, in October, we closed on an extension of the $27.2 million loan for The Outlet Collection at Riverwalk® that was set to mature October 2021.

Conference Call & Webcast Information

The Howard Hughes Corporation will host its investor conference call on Friday, November 5, 2021, at 9:00 a.m. Central Standard Time (10:00 a.m. Eastern Standard Time) to discuss third quarter 2021 results. To participate, please dial 1-877-883-0383 within the U.S., 1-877-885-0477 within Canada, or 1-412-902-6506 when dialing internationally. All participants should dial in at least five minutes prior to the scheduled start time, using 9166884 as the passcode. A live audio webcast will also be available on the Company's website (www.howardhughes.com). In addition to dial-in options, institutional and retail shareholders can participate by going to app.saytechnologies.com/howardhughes. Shareholders can email hello@saytechnologies.com for any support inquiries.

We are primarily focused on creating shareholder value by increasing our per-share net asset value. Often, the nature of our business results in short-term volatility in our net income due to the timing of MPC land sales, recognition of condominium revenue and operating business pre-opening expenses, and, as such, we believe the following metrics summarized below are most useful in tracking our progress towards net asset value creation.

	Nine Months Ended September 30,				Three Months Ended September 30,
$ in thousands	2021	2020	Change	% Change	2021	2020	Change	% Change
Operating Assets NOI (1)
Office	$79,929	$86,098	$(6,169)	(7)%	$27,814	$23,857	$3,957	17%
Retail	42,932	30,021	12,911	43%	16,130	6,932	9,198	133%
Multi-family	22,353	12,286	10,067	82%	9,208	3,924	5,284	135%
Other	13,266	1,257	12,009	955%	7,475	583	6,892	1,182%
Company's share NOI (a)	5,783	10,112	(4,329)	(43)%	(47)	2,315	(2,362)	(102)%
Total Operating Assets NOI (b)	$164,263	$139,774	$24,489	18%	$60,580	$37,611	$22,969	61%

Projected stabilized NOI Operating Assets ($ in millions)	$368.6	$362.3	$6.3	2%

MPC
Acres Sold - Residential	232	218	14	6%	84	70	14	20%
Acres Sold - Commercial	27	17	11	66%	2	1	1	220%
Price Per Acre - Residential	$604	$541	$63	12%	$580	$445	$135	30%
Price Per Acre - Commercial	$370	$131	$239	182%	$1,683	$138	$1,545	1,120%
MPC EBT (1)	$187,306	$122,929	$64,377	52%	$54,120	$36,621	$17,499	48%

Seaport NOI (1)
Landlord Operations - Historic District & Pier 17	$(11,226)	$(5,494)	$(5,732)	(104)%	$(4,152)	$(2,022)	$(2,130)	(105)%
Multi-family	84	260	(176)	(68)%	(52)	46	(98)	(213)%
Hospitality	—	(12)	12	100%	—	—	—	100%
Managed Businesses - Historic District & Pier 17	7	(4,993)	5,000	100%	923	(1,657)	2,580	156%
Events, Sponsorships & Catering Business	(909)	(3,190)	2,281	72%	(244)	(2,466)	2,222	90%
Company's share NOI (a)	(320)	(787)	467	59%	(38)	(106)	68	64%
Total Seaport NOI	$(12,364)	$(14,216)	$1,852	13%	$(3,563)	$(6,205)	$2,642	(43)%

Strategic Developments
Condominium units contracted to sell (c)	152	276	(124)	(45)%	61	24	37	154%
(a)Includes Company’s share of NOI from non-consolidated assets
(b)Excludes properties sold or in redevelopment
(c)Includes units at our buildings that are open or under construction as of September 30, 2021. Prior period activity excludes two purchaser defaults at Kō'ula in the second quarter of 2020. Additionally, as construction at Victoria Place began in February 2021, units under contract for the three and nine months ended September 30, 2020, were adjusted to include units contracted at Victoria Place, which were previously excluded from this metric as construction had not yet commenced. This adjustment includes 13 units for the three months ended September 30, 2020, and 249 units for the nine months ended September 30, 2020.

Financial Data
(1)See the accompanying appendix for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measure provides useful information for investors.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York City; Downtown Columbia®, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; Ward Village® in Honolulu, Hawai‘i; and Douglas Ranch in Phoenix. The Howard Hughes Corporation’s portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative place making, the Company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information visit www.howardhughes.com.

The Howard Hughes Corporation has partnered with Say, the fintech startup reimagining shareholder communications, to allow investors to submit and upvote questions they would like to see addressed on the Company’s third quarter earnings call. Say verifies all shareholder positions and provides permission to participate on the November 5, 2021 call, during which the Company’s leadership will be answering top questions. Utilizing the Say platform, The Howard Hughes Corporation elevates its capabilities for responding to Company shareholders, making its investor relations Q&A more transparent and engaging.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts, including, among others, statements regarding the Company’s future financial position, results or performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “will,” “would,” and other statements of similar expression. Forward-looking statements are not a guaranty of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s abilities to control or predict. Some of the risks, uncertainties and other important factors that may affect future results or cause actual results to differ materially from those expressed or implied by forward-looking statements include: (i) the impact of the COVID-19 pandemic on the Company’s business, tenants and the economy in general, including the measures taken by governmental authorities to address it; (ii) general adverse economic and local real estate conditions; (iii) potential changes in the financial markets and interest rates; (iv) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (v) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (vi) ability to compete effectively, including the potential impact of heightened competition for tenants and potential decreases in occupancy at our properties; (vii) ability to successfully dispose of non-core assets on favorable terms, if at all; (viii) ability to successfully identify, acquire, develop and/or manage properties on favorable terms and in accordance with applicable zoning and permitting laws; (ix) changes in governmental laws and regulations; (x) increases in operating costs, including construction cost increases as the result of trade disputes and tariffs on goods imported in the United States; (xi) lack of control over certain of the Company’s properties due to the joint ownership of such property; (xii) impairment charges; (xiii) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xiv) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; (xv) the inherent risks related to disruption of information technology networks and related systems, including cyber security attacks; and (xvi) the ability to attract and retain key employees. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Financial Presentation

As discussed throughout this release, we use certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. We continually evaluate the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. A non-GAAP financial measure used throughout this release is net operating income (NOI). We provide a more detailed discussion about this non-GAAP measure in our reconciliation of non-GAAP measures provided in the appendix in this earnings release.

Media Contact
The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Senior Vice President, Head of Corporate Communications
cristina.carlson@howardhughes.com

Investor Relations
The Howard Hughes Corporation
John Saxon, 281-929-7808
Investor Relations Associate
john.saxon@howardhughes.com

Correne S. Loeffler, 281-939-7787
Chief Financial Officer
correne.loeffler@howardhughes.com

THE HOWARD HUGHES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Nine Months Ended September 30,		Three Months Ended September 30,
thousands except per share amounts	2021	2020	2021	2020
REVENUES
Condominium rights and unit sales	$50,191	$185	$163	$142
Master Planned Communities land sales	152,124	136,053	56,305	39,248
Rental revenue	269,590	241,522	95,215	70,072
Other land, rental and property revenues	120,982	82,092	56,350	35,748
Builder price participation	29,338	25,936	11,155	9,230
Total revenues	622,225	485,788	219,188	154,440

EXPENSES
Condominium rights and unit cost of sales	68,485	105,336	82	1,087
Master Planned Communities cost of sales	63,928	58,560	23,419	15,899
Operating costs	219,866	168,763	90,025	58,272
Rental property real estate taxes	42,519	44,225	14,812	15,448
Provision for (recovery of) doubtful accounts	(1,944)	4,954	154	1,387
Demolition costs	192	—	43	—
Development-related marketing costs	8,061	6,541	4,020	1,912
General and administrative	61,133	84,755	19,033	23,441
Depreciation and amortization	155,395	160,995	56,299	52,395
Total expenses	617,635	634,129	207,887	169,841

OTHER
Provision for impairment	(13,068)	(48,738)	—	—
Gain (loss) on sale or disposal of real estate and other assets, net	60,474	46,232	39,141	108
Other income (loss), net	(12,278)	(793)	(1,307)	1,284
Total other	35,128	(3,299)	37,834	1,392

Operating income (loss)	39,718	(151,640)	49,135	(14,009)

Interest income	84	1,908	12	358
Interest expense	(97,205)	(98,717)	(31,556)	(31,872)
Gain (loss) on extinguishment of debt	(37,543)	(13,166)	(1,577)	(13,166)
Equity in earnings (losses) from real estate and other affiliates	15,815	269,635	(7,848)	266,838
Income (loss) before income taxes	(79,131)	8,020	8,166	208,149
Income tax expense (benefit)	(16,706)	3,203	6,049	44,147
Net income (loss)	(62,425)	4,817	2,117	164,002
Net (income) loss attributable to noncontrolling interests	4,725	(24,325)	1,936	(24,292)
Net income (loss) attributable to common stockholders	$(57,700)	$(19,508)	$4,053	$139,710

Basic income (loss) per share	$(1.04)	$(0.38)	$0.07	$2.52
Diluted income (loss) per share	$(1.04)	$(0.38)	$0.07	$2.51

THE HOWARD HUGHES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

thousands except par values and share amounts	September 30, 2021	December 31, 2020
ASSETS
Investment in real estate:
Master Planned Communities assets	$1,790,022	$1,687,519
Buildings and equipment	3,958,941	4,115,493
Less: accumulated depreciation	(703,691)	(634,064)
Land	348,057	363,447
Developments	1,472,028	1,152,674
Net property and equipment	6,865,357	6,685,069
Investment in real estate and other affiliates	281,843	377,145
Net investment in real estate	7,147,200	7,062,214
Net investment in lease receivable	2,915	2,926
Cash and cash equivalents	1,010,619	1,014,686
Restricted cash	437,950	228,311
Accounts receivable, net	81,935	66,726
Municipal Utility District receivables, net	383,696	314,394
Notes receivable, net	5,536	622
Deferred expenses, net	117,372	112,097
Operating lease right-of-use assets, net	53,593	56,255
Prepaid expenses and other assets, net	274,097	282,101
Total assets	$9,514,913	$9,140,332

LIABILITIES
Mortgages, notes and loans payable, net	$4,423,635	$4,287,369
Operating lease obligations	67,564	68,929
Deferred tax liabilities	173,969	187,639
Accounts payable and accrued expenses	1,141,761	852,258
Total liabilities	5,806,929	5,396,195

Redeemable noncontrolling interest	25,400	29,114

EQUITY
Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized, 56,196,818 issued and 55,124,486 outstanding as of September 30, 2021, 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020	563	562
Additional paid-in capital	3,957,814	3,947,278
Accumulated deficit	(130,256)	(72,556)
Accumulated other comprehensive loss	(23,275)	(38,590)
Treasury stock, at cost, 1,072,332 shares as of September 30, 2021, and 1,070,558 shares as of December 31, 2020	(122,253)	(122,091)
Total stockholders' equity	3,682,593	3,714,603
Noncontrolling interests	(9)	420
Total equity	3,682,584	3,715,023
Total liabilities and equity	$9,514,913	$9,140,332

Appendix – Reconciliation of Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2021 and 2020

Below are GAAP to non-GAAP reconciliations of certain financial measures, as required under Regulation G of the Securities Exchange Act of 1934. Non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

As a result of our four segments—Operating Assets, Master Planned Communities (MPC), Seaport and Strategic Developments—being managed separately, we use different operating measures to assess operating results and allocate resources among these four segments. The one common operating measure used to assess operating results for our business segments is earnings before tax (EBT). EBT, as it relates to each business segment, represents the revenues less expenses of each segment, including interest income, interest expense and equity in earnings of real estate and other affiliates. EBT excludes corporate expenses and other items that are not allocable to the segments. We present EBT because we use this measure, among others, internally to assess the core operating performance of our assets. However, segment EBT should not be considered as an alternative to GAAP net income.

	Nine Months Ended September 30,			Three Months Ended September 30,
thousands	2021	2020	$ Change	2021	2020	$ Change
Operating Assets Segment EBT
Total revenues (a)	$334,933	$280,201	$54,732	$125,072	$81,667	$43,405
Total operating expenses (a)	(161,516)	(142,052)	(19,464)	(61,091)	(47,590)	(13,501)
Segment operating income (loss)	173,417	138,149	35,268	63,981	34,077	29,904
Depreciation and amortization	(123,850)	(115,479)	(8,371)	(44,224)	(41,395)	(2,829)
Interest income (expense), net	(55,179)	(70,341)	15,162	(18,027)	(21,045)	3,018
Other income (loss), net	(10,539)	150	(10,689)	(285)	(17)	(268)
Equity in earnings (losses) from real estate and other affiliates	(36,931)	5,831	(42,762)	(15,108)	962	(16,070)
Gain (loss) on sale or disposal of real estate and other assets, net	39,141	38,232	909	39,141	108	39,033
Gain (loss) on extinguishment of debt	(1,455)	(1,521)	66	(573)	(1,521)	948
Provision for impairment	—	(48,738)	48,738	—	—	—
Operating Assets segment EBT	(15,396)	(53,717)	38,321	24,905	(28,831)	53,736

Master Planned Communities Segment EBT
Total revenues	194,926	171,517	23,409	72,061	52,158	19,903
Total operating expenses	(92,646)	(78,751)	(13,895)	(35,474)	(23,059)	(12,415)
Segment operating income (loss)	102,280	92,766	9,514	36,587	29,099	7,488
Depreciation and amortization	(272)	(273)	1	(102)	(91)	(11)
Interest income (expense), net	31,734	26,033	5,701	10,362	9,176	1,186
Equity in earnings (losses) from real estate and other affiliates	54,568	4,403	50,165	8,277	(1,563)	9,840
Gain (loss) on extinguishment of debt	(1,004)	—	(1,004)	(1,004)	—	(1,004)
MPC segment EBT	187,306	122,929	64,377	54,120	36,621	17,499

Seaport Segment EBT
Total revenues	39,494	16,170	23,324	21,143	4,204	16,939
Total operating expenses	(53,721)	(34,297)	(19,424)	(25,219)	(11,522)	(13,697)
Segment operating income (loss)	(14,227)	(18,127)	3,900	(4,076)	(7,318)	3,242
Depreciation and amortization	(22,926)	(34,825)	11,899	(9,087)	(7,174)	(1,913)
Interest income (expense), net	666	(12,490)	13,156	377	(2,811)	3,188
Other income (loss), net	(2,088)	(2,187)	99	(1,134)	1,590	(2,724)
Equity in earnings (losses) from real estate and other affiliates	(1,697)	(8,964)	7,267	(1,009)	(288)	(721)
Gain (loss) on extinguishment of debt	—	(11,645)	11,645	—	(11,645)	11,645
Seaport segment EBT	(40,272)	(88,238)	47,966	(14,929)	(27,646)	12,717

	Nine Months Ended September 30,			Three Months Ended September 30,
thousands	2021	2020	$ Change	2021	2020	$ Change

Strategic Developments Segment EBT
Total revenues	52,575	17,749	34,826	809	16,365	(15,556)
Total operating expenses	(84,971)	(126,738)	41,767	(6,708)	(9,922)	3,214
Segment operating income (loss)	(32,396)	(108,989)	76,593	(5,899)	6,443	(12,342)
Depreciation and amortization	(4,936)	(5,054)	118	(1,741)	(1,643)	(98)
Interest income (expense), net	2,610	4,909	(2,299)	850	1,921	(1,071)
Other income (loss), net	19	1,427	(1,408)	5	134	(129)
Equity in earnings (losses) from real estate and other affiliates	(125)	268,365	(268,490)	(8)	267,727	(267,735)
Gain (loss) on sale or disposal of real estate and other assets, net	21,333	8,000	13,333	—	—	—
Provision for impairment	(13,068)	—	(13,068)	—	—	—
Strategic Developments segment EBT	(26,563)	168,658	(195,221)	(6,793)	274,582	(281,375)

Consolidated Segment EBT
Total revenues	621,928	485,637	136,291	219,085	154,394	64,691
Total operating expenses	(392,854)	(381,838)	(11,016)	(128,492)	(92,093)	(36,399)
Segment operating income (loss)	229,074	103,799	125,275	90,593	62,301	28,292
Depreciation and amortization	(151,984)	(155,631)	3,647	(55,154)	(50,303)	(4,851)
Interest income (expense), net	(20,169)	(51,889)	31,720	(6,438)	(12,759)	6,321
Other income (loss), net	(12,608)	(610)	(11,998)	(1,414)	1,707	(3,121)
Equity in earnings (losses) from real estate and other affiliates	15,815	269,635	(253,820)	(7,848)	266,838	(274,686)
Gain (loss) on sale or disposal of real estate and other assets, net	60,474	46,232	14,242	39,141	108	39,033
Gain (loss) on extinguishment of debt	(2,459)	(13,166)	10,707	(1,577)	(13,166)	11,589
Provision for impairment	(13,068)	(48,738)	35,670	—	—	—
Consolidated segment EBT	105,075	149,632	(44,557)	57,303	254,726	(197,423)

Corporate income, expenses and other items	(167,500)	(144,815)	(22,685)	(55,186)	(90,724)	35,538
Net income (loss)	(62,425)	4,817	(67,242)	2,117	164,002	(161,885)
Net (income) loss attributable to noncontrolling interests	4,725	(24,325)	29,050	1,936	(24,292)	26,228
Net income (loss) attributable to common stockholders	$(57,700)	$(19,508)	$(38,192)	$4,053	$139,710	$(135,657)
(a)Total revenues includes hospitality revenues of $35.6 million for the nine months ended September 30, 2021, $27.9 million for the nine months ended September 30, 2020, $14.0 million for the three months ended September 30, 2021, and $8.1 million for the three months ended September 30, 2020. Total operating expenses includes hospitality operating costs of $30.5 million for the nine months ended September 30, 2021, $24.8 million for the nine months ended September 30, 2020, $11.7 million for the three months ended September 30, 2021, and $7.6 million for the three months ended September 30, 2020. In September 2021, the Company completed the sale of its three hospitality properties.

NOI

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport portfolio because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses, including our share of NOI from equity investees). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization, demolition costs; other income (loss); amortization; depreciation; development-related marketing cost; gain on sale or disposal of real estate and other assets, net; provision for impairment and equity in earnings from real estate and other affiliates. All management fees have been eliminated for all internally-managed properties. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as lease structure, lease rates and tenant base have on our operating results, gross margins and investment returns. Variances between years in NOI typically result from changes in rental rates, occupancy, tenant mix and operating expenses. Although we believe that NOI provides useful information to investors about the performance of our Operating Assets and Seaport assets, due to the exclusions noted above, NOI should only be used as an additional measure of the financial performance of the assets of this segment of our business and not as an alternative to GAAP Net income (loss). For reference, and as an aid in understanding our computation of NOI, a reconciliation of segment EBT to NOI for Operating Assets and Seaport has been presented in the tables below.

	Nine Months Ended September 30,		Three Months Ended September 30,
thousands	2021	2020	2021	2020
Operating Assets segment EBT (a)	$(15,396)	$(53,717)	$24,905	$(28,831)

Add back:
Depreciation and amortization	123,850	115,479	44,224	41,395
Interest (income) expense, net	55,179	70,341	18,027	21,045
Equity in (earnings) losses from real estate and other affiliates	36,931	(5,831)	15,108	(962)
(Gain) loss on sale or disposal of real estate and other assets, net	(39,141)	(38,232)	(39,141)	(108)
(Gain) loss on extinguishment of debt	1,455	1,521	573	1,521
Provision for impairment	—	48,738	—	—
Impact of straight-line rent	(10,030)	(4,585)	(936)	1,766
Other	10,454	123	215	69
Operating Assets NOI - Consolidated	163,302	133,837	62,975	35,895

Redevelopments
110 North Wacker (b)	—	—	—	(11)
Operating Asset Redevelopments NOI	—	—	—	(11)

Dispositions
Hospitality Properties	(4,922)	(3,163)	(2,348)	(626)
100 Fellowship Drive	—	(1,012)	—	38
Elk Grove	100	—	—	—
Operating Asset Dispositions NOI	(4,822)	(4,175)	(2,348)	(588)

Consolidated Operating Assets NOI excluding properties sold or in redevelopment	158,480	129,662	60,627	35,296

Company's Share NOI - Equity Investees (b)	2,028	6,388	(47)	2,315
Distributions from Summerlin Hospital Investment	3,755	3,724	—	—

Total Operating Assets NOI	$164,263	$139,774	$60,580	$37,611
(a)Segment EBT excludes corporate expenses and other items that are not allocable to the segments.
(b)During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

	Nine Months Ended September 30,		Three Months Ended September 30,
thousands	2021	2020	2021	2020
Seaport segment EBT (a)	$(40,272)	$(88,238)	$(14,929)	$(27,646)

Add back:
Depreciation and amortization	22,926	34,825	9,087	7,174
Interest (income) expense, net	(666)	12,490	(377)	2,811
Equity in (earnings) losses from real estate and other affiliates	1,697	8,964	1,009	288
(Gain) loss on extinguishment of debt	—	11,645	—	11,645
Impact of straight-line rent	1,265	2,360	398	1,027
Other (income) loss, net (b)	3,006	4,525	1,287	(1,398)
Seaport NOI - Consolidated	(12,044)	(13,429)	(3,525)	(6,099)

Company's Share NOI - Equity Investees	(320)	(787)	(38)	(106)

Total Seaport NOI	$(12,364)	$(14,216)	$(3,563)	$(6,205)
(a)Segment EBT excludes corporate expenses and other items that are not allocable to the segments.
(b)Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020.